SCHEDULE 14A
                           (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

Filed by Registrant     X

Filed  by a party other
than the registrant

Check the appropriate box:
  Preliminary proxy statement

X Definitive proxy statement

  Definitive additional materials

  Soliciting material pursuant  to  Rule
  14a-11(c) or Rule 14a-12

                      LIFETIME HOAN CORPORATION
          (Name of Registrant as Specified in Its Charter)

                      LIFETIME HOAN CORPORATION
             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
X No fee required.

  Fee  computed on table below per Exchange Act
  Rules 14a-6 (i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per   unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:1
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

  Fee paid previously with preliminary materials.

  Check box if any part the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:






                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                   To be held on June 9, 1998


      Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, One Merrick Avenue, Westbury, New York 11590 on Tuesday June 9, 1998, at 10:30 a.m., local time, for the following purposes:

           (1) To elect a board of six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          (2) To approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

           (3) To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

      Stockholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices, One Merrick Avenue, Westbury, New York 11590, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.


                                   By Order of the Board of Directors
                                   Craig Phillips, Secretary

Westbury, New York
April 30, 1998

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                   To be held on June 9, 1998


                          INTRODUCTION

      The accompanying proxy is solicited by the Board of Directors (the "Board") of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal offices are located at One Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-6000. Stockholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 11, 1998.

                          THE MEETING
Voting at the Meeting

     On April 15, 1998, there were 12,564,109 shares of the Company's common stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the Meeting.

      A majority of the Company's outstanding shares of Common Stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors; and (2) the affirmative vote of a majority of the shares so represented is necessary to approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company.

Proxies and Proxy Solicitation

      All shares of Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under "Election of Directors" and for the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares of Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorom for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

       The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the
Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission.

                     PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of April 15, 1998, regarding the beneficial ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of 5% or more of the Common Stock, each director or director nominee, each executive officer named under "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                    Percent of
                                                   Outstanding
                                                       Shares
                              Amount and Nature of  Beneficially
Name and Address              Beneficial Ownership   Owned (10)


Milton Cohen (1)                 1,902,385(2)          15.1%

Jeffrey Siegel (1)               1,467,767(3)          11.6%

Ronald Shiftan                     866,076(4)           6.8%
 c/o Patriot Group LLC.
 379 Thornall Street
 Edison, NJ  08837

Pamela Staley (5)                  962,423(5)           7.7%
 1200 S. Gaylord
 Denver, CO  80210

Craig Phillips (1)(6)              954,969(6)           7.6%

Howard Bernstein (1)                -0-                 -

Robert McNally (1)                  -0-(7)              -

Bruce Cohen (1)(11)                216,907              *


Royce & Associates, Inc. (8)       924,810(8)           7.4%
 1414 Avenue of the Americas
 New York, NY  10019

All Directors and  Executive
 Officers as a Group (6 persons) 5,191,197(9)          40.6%


* Less than 1%


(1)The address of such individuals is c/o the Company,  One  Merrick
Avenue, Westbury, NY 11590.

(2)Includes 53,185 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 939,801 shares owned by nineteen separate irrevocable trusts for the benefit of Mr.
Cohen's children, their spouses and his grandchildren. Mr. Cohen, who is not a trustee of such trusts, disclaims beneficial ownership of said shares.

(3)Includes 80,864 shares issuable upon the exercise of options which are exercisable within 60 days. Excludes 962,423 shares owned by ten separate irrevocable trusts for the benefit of Mr. Siegel's children, nieces and nephews as to which Mr. Siegel, who is not a trustee of such trusts, disclaims beneficial ownership.

(4)Includes (i) 95,186 shares issuable upon the exercise of options which are exercisable within 60 days; (ii) 143,256 shares held by certain of the trusts referred to in footnote (2) above, over which Mr. Shiftan has sole voting control and sole power to dispose of said shares; and (iii) 627,634 shares held by certain of the trusts referred to in footnote (2) above, over which Mr. Shiftan has shared voting control and under certain circumstances, the sole power to dispose of said shares. Mr. Shiftan disclaims beneficial ownership of the shares held by the trusts.

(5)Includes 962,423 shares for which Ms. Staley is the sole trustee of the trusts referred to in footnote (3) above over which she has sole voting control and sole power to dispose of said shares.
Ms. Staley disclaims beneficial ownership of the shares held by the trusts.

(6)The number of shares of Common Stock owned by Robert Phillips and Craig Phillips includes 56,555 shares held under a trust of which they are the sole beneficiaries. Robert Phillips and Craig Phillips are brothers.

(7)Does not include 150,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

(8)The information available to the Company regarding the ownership of the Company's Common Stock by Royce & Associates, Inc. (formerly
Quest  Advisory Corp.) was as of December 31, 1997 as  set  forth  in
Schedule 13G filed with the Securities and Exchange Commission on February 6, 1998. Excludes 116,771 shares owned by an affiliated company.

(9)Includes 229,235 shares issuable upon the exercise of options which are exercisable within 60 days, but excludes 162,700 shares issuable upon the exercise of options which are not exercisable within 60 days.

(10)Calculated on the basis of 12,564,109 shares of Common Stock outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holders of such options.

(11)    Bruce  Cohen  is  a  first time director  nominee.   Includes
(i)10,318  shares  issuable upon the exercise of  options  which  are exercisable  within  60 days and (ii) 206,589 shares  held  in  trust referred to in footnotes (2) and (4).  Excludes 4,950 shares issuable upon the exercise of options what are not exercisable within 60 days.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

    A board of six directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The following nominees have been recommended by the Board of Directors. It is the intention of the persons named in the enclosed proxy to vote the shares covered thereby for the election of the six persons named below, unless the proxy contains contrary instructions:


                                                    Director or Executive
                                                    Officer of the Company
Name                   Age         Position        or its Predecessor Since

Milton  L. Cohen        69      Chairman  of the Board            1958
                                President and Director

Jeffrey Siegel          55      Executive Vice President          1967
                                and Director

Craig Phillips          48      Vice-President - Manufacturing,   1973
                                Secretary and Director

Ronald Shiftan          53      Director.  Managing Director of   1991
                                Patriot Group, LLC, a financial
                                advisory firm.  From 1992 to
                                1996 Mr. Shiftan was Vice
                                Chairman of HealthCare
                                Investment Corporation, a
                                manager of private venture
                                capital partnerships.  Prior
                                thereto he was Managing Director
                                of Sphere  Capital Partners, a
                                financial advisory firm which
                                acted as financial advisor to the
                                Company in connection with its
                                initial public offering in 1991.

Howard   Bernstein     77       Director.  Member of a firm of     1992
                                Certified Public Accountants,
                                Cole, Samsel & Bernstein LLC
                                (and its predecessors) for
                                approximately forty-seven years.


Bruce Cohen            40       Vice President - National Sales     --
                                Manager, Mr. Bruce Cohen has held
                                this position with the Company
                                since 1991.

              Milton L. Cohen is the father of Bruce Cohen.

              Jeffrey Siegel and Craig Phillips are cousins.

      The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may nominate.

      The Board recommends that stockholders vote FOR the election of the nominated directors, and signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.


INFORMATION CONCERNING THE BOARD OF LIFETIME

      The  directors and officers of the Company are elected annually
by   the   stockholders  and  Board  of  Directors  of  the  Company, respectively.  They will serve until the next annual meeting  of  the stockholders and Board of Directors of the Company, respectively, and until their successors have been elected and qualified or until their earlier resignation or removal.

      Directors  who are not employees of the Company receive  $5,000 per  year,  in  addition  to $1,000 for each  meeting  of  the  Board attended,  plus  reimbursement of reasonable out-of-pocket  expenses.
Directors   who  are  employees  of  the  Company  do   not   receive
compensation  for such services.  The officers and directors  of  the
Company  have  entered  into  indemnification  agreements  with   the
Company.

      The Board has established an Audit Committee, the members of which are Messrs. Ronald Shiftan (Chairman) and Howard Bernstein.
The Audit Committee meets with the Company's independent auditors during the course of their audit to review audit procedures and receive recommendations and reports from the auditors. In addition, the Audit Committee monitors all corporate activities to assure conformity with good practice and government regulations. The Audit
Committee held one meeting during the year ended December 31, 1997.

      The Board has established a Compensation Committee, the members of  which  are Messrs. Cohen (Chairman) and Siegel.  The Compensation
Committee   reviews  and  establishes  the  general  employment   and
compensation  practices  and policies of  the  Company  and  approves procedures for the administration thereof, including such matters  as
the  total  salary  and  fringe benefit programs.   The  Compensation
Committee held two meetings during the year ended December 31, 1997.

      The Board has established a Stock Option Committee, the members of  which  are Messrs. Cohen (Chairman) and Siegel. The Stock  Option
Committee  is  responsible for administering the  1991  Stock  Option
Plan. The Board also established the 1996 Incentive Stock Option Plan
Committee,  the  members of which are Messrs. Shiftan (Chairman)  and
Bernstein.  The  1996  Incentive  Stock  Option  Plan  Committee   is
responsible  for administering the 1996 Incentive Stock Option  Plan.
The  Stock  Option Committee held two meetings during the year  ended
December 31, 1997.

     The Board does not have a standing nominating committee; rather, the Board as a whole performs the functions which would otherwise be delegated to such committee.

      The Board of Directors held two meetings and took action by unanimous consent one time during the fiscal year ended December 31, 1997.

      Each director attended every Board Meeting and every meeting of the committee(s) on which he served.

                      CERTAIN TRANSACTIONS

     On April 6, 1984, the Company, pursuant to its 1984 Stock Option
Plan,  which  has  since been terminated, issued options  to  Messrs.
Milton L. Cohen, Jeffrey Siegel and Craig Phillips, officers and directors of the Company. On December 17, 1985, the individuals exercised their options and the following table reflects the numbers of shares issued (the "Option Shares"), the aggregate purchase price, average price per share and method of payment.


                  Number of
                  Shares of    Average
                   Common     Purchase   Price per
Name               Stock       Price       Share       Cash       Notes

Milton L. Cohen  1,713,204    $469,120        $.27   $46,912    $422,208
Jeffrey Siegel   1,390,860     382,720         .27    38,272     344,448
Craig Phillips     519,334     149,120         .27    14,912     134,208
Total            3,623,398  $1,000,960              $100,096    $900,864

      The promissory notes issued by Messrs. Cohen, Siegel, and Craig
Phillips all bear interest at the rate of 9% per annum, are secured by the Option Shares and were originally due and payable on December
17, 1995. In December 1995, the Board of Directors determined to extend the due dates of the notes to December 31, 2000. The interest has been paid each year when due.

      Option grants for fiscal 1997 to named executive officers are set forth in the table to this Proxy Statement entitled "Option/SAR
Grants in Last Fiscal Year."

      Bruce Cohen, a director nominee, served as the Vice President -
National Sales Manager of the Company during 1997, and in such capacity earned a salary of $190,500 and a bonus of $75,000.

                       EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of its other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1997 (the "named executive officers") for services during the fiscal years ended December 31, 1997, 1996 and 1995:


                                                 Long-Term
                                                Compensation   Compensation
                                    Annual
                                 Compensation
                                                    Securities
  Name and Principal                                Underlying     All Other
  Position              Year    Salary      Bonus     Options    Compensation

Milton L. Cohen
  Chairman, President   1997   $699,998   $626,310(5)    9,185      $5,875(1)
  and Chief Executive   1996   $785,730   $629,619(6)   44,000      $5,788(1)
   Officer              1995   $996,160        --         --        $5,427(1)

Jeffrey Siegel          1997   $400,010   $626,310(5)    9,185          --
  Executive Vice        1996   $481,237   $629,619(6)   44,000          --
  President             1995   $678,793        --         --      $101,888(2)

Craig Phillips
  Vice President        1997   $168,270        --        5,000          --
  Distribution          1996   $154,852        --        7,700          --
  and Secretary         1995   $400,896        --         --            --

Robert McNally (3)
  Vice President        1997   $31,985(7)      --      150,000          --
  Finance and
  Treasurer

Fred Spivak (4)         1997   $127,227     $7,500       --        $40,751(2)
                        1996   $162,036       --        22,000          --
                        1995   $150,849       --         6,050          --


(1) Represents the current dollar value of premiums paid for split dollar life insurance by the Company on behalf of Mr. Cohen.

(2) Represents compensation from the exercise of nonqualified stock options.

(3)  Mr. McNally joined the Company in October 1997.

(4)  Mr. Spivak resigned his position as Vice President - Finance and
Treasurer with the Company in September 1997.

(5) Includes $132,310 accrued in 1997 and paid in 1998 for each of Mr. Cohen and Mr. Siegel.

(6) Includes $265,619 accrued in 1996 and paid in 1997 for each of Mr. Cohen and Mr. Siegel.

(7)  Annual salary at a rate of $189,000.

Option/SAR Grants in Last Fiscal Year

      The following table sets forth certain information with respect to options granted to each of the named executive officers during the year ended December 31, 1997:


                       Individual Grants
                        # of      % of Total
  Name               Securities    Options                         Grant Date
                     Underlying  Granted to                          Exercise
                       Options   Employee in           Expiration     Present
                       Granted   Fiscal Year  Price       Date         Value
Milton L. Cohen         9,185       4.98%     $10.87    1/7/2002      $37,567 (a)
Jeffrey Siegel          9,185       4.98%     $10.87    1/7/2002      $37,567 (a)
Robert McNally        150,000      81.36%      $9.19   10/21/2007    $601,500 (b)
Craig Phillips          5,000       2.71%      $8.12    7/23/2007     $18,750 (c)

(a)   Option  values reflect Black-Scholes model output for  options.
  The assumptions used in the model were expected volatility of .54, risk-free rate of return of 5.75%, a dividend yield of 2.50% and an expected option life of 5 years.
(b)   Option  values reflect Black-Scholes model output for  options.
  The assumptions used in the model were expected volatility of .54, risk-free rate of return of 5.75%, a dividend yield of 2.50% and an expected option life of 5 years.
(c)   Option  values reflect Black-Scholes model output for  options.
  The assumptions used in the model were expected volatility of .54, risk-free rate of return of 5.75%, a dividend yield of 2.50% and an expected option life of 6 years.


Aggregated  Option/SAR Exercises in the Last Fiscal Year  and  Fiscal
Year-End Options/SAR Values

      The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended
December 31, 1997 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers as of December 31, 1997:




                                   Number of
              Number of           Securities
                Shares            Underlying
              Underlying          Unexercised            Value of Unexercised
               Options   Value    Options/SAR's at       In-The-Money Options at
Name          Exercised Realized  December 31, 1997      December 31, 1997 (1)
                             Exercisable Unexercisable Exercisable Unexercisable
Milton L. Cohen  --       --       53,185       --        $4,620      --

Jeffrey Siegel   --       --       80,864       --      $125,439      --

Robert McNally   --       --         --      150,000       --      $102,750

Craig Phillips   --       --         --       12,700       --       $20,056

(1) Calculated based on the difference between the closing sale price of the Common Stock, as reported on the Nasdaq National Market on December 31, 1997 ($9.875), and the exercise price of the options multiplied by the number of shares of Common Stock underlying the options.

                  THE COMPENSATION COMMITTEE REPORT
                                ON
                     EXECUTIVE COMPENSATION2

      It  is  the  responsibility of The Compensation Committee  (the
"Committee") to advise the Board relative to the salaries, stock options and bonuses granted to the individuals listed on the executive compensation table.

      Milton L. Cohen and Jeffrey Siegel entered into new employment agreements with the Company in April 1996 and amended June 1997.
The agreements replaced those entered into in 1984, which had been amended in 1991.

      Craig Phillips entered into a new employment agreement with the Company in April 1997. This agreement replaced the one entered into in April 1996.

      The  Committee  determined that the new  compensation  packages
should   include   a   significant   portion   of   performance-based
compensation.   Accordingly, the base salaries  of  these  executives
were  reduced  and  the  Company adopted  the  1996  Incentive  Bonus
Compensation  Plan.   According to the plan, the  President  and  the
Executive  Vice President of the Company will be entitled to  bonuses
based  on  a  percentage  of the Company's annual  net  income.   The
Committee  believes  that  net  income  is  one  indication  of   the
performance of the President and Executive Vice President. See  "1996
Incentive  Bonus  Compensation Plan".  The Company also  adopted  the
Lifetime  Hoan  Corporation 1996 Incentive Stock  Option  Plan  which
authorizes   the granting of options to Officers of the  Company  and
its subsidiary.

      In  determining the merit of the base salaries pursuant to  the new employment agreements, the Committee took into consideration that
these   individuals   were  responsible  for  the   development   and
implementation  of the strategies which have enabled the  Company  to compete  effectively in its market. Moreover, the Committee evaluated the  operating  responsibility of each individual, his experience  in the housewares industry, his expertise in overseas purchasing and the amount  of time spent abroad.  The Committee also examined the impact each  individual had on the profitability and future  growth  of  the
Company.

       The  Board  intends  to  provide  other  key  executives  with compensation packages sufficient to attract and retain other such key executives.  Such compensation packages will provide for salaries  at
levels  which  are  commensurate  with  the  responsibility  of   the
individual, and his or her prior experience.  Such salaries should be
comparable to other companies of comparable size and nature.   Salary
reviews  are done annually.  Bonuses and stock options may be awarded in  accordance with performance, results and competitive compensation packages.

      The  Board has ratified the Compensation Committee's evaluation of  the  1997  compensation  and performances  of  Mr.  Cohen  (Chief
Executive  Officer),  Mr.  Siegel   (Executive  Vice-President),  Mr.
Phillips   (Vice  President-Distribution)  and  Mr.  McNally    (Vice
President-Finance),  in  light of the criteria  outlined  above.  The
Committee  and  the  Board  believe that  the  Company's  outstanding performance  in  a  challenging retail  environment  underscores  the contributions of these individuals and that their hands-on leadership is an essential element in this success.

                      Compensation Committee
                    of the Board of Directors
                         Milton L. Cohen
                          Jeffrey Siegel






                       Compensation Committee
                Interlocks and Insider Participation

      Milton  L.  Cohen  and Jeffrey Siegel who are  members  of  the
Compensation  Committee are executive officers of the  Company.   Mr.
Cohen  and  Mr.  Siegel issued promissory notes  to  the  Company  in payment for shares purchased on exercise of certain stock options  in
1985,  the  due dates of which were extended in 1995.  The  terms  of such promissory notes are described in "Certain Transactions" above.


                        PERFORMANCE GRAPH

       The  following graph reflects a comparison of the  cumulative total return on the Common Stock with the Nasdaq Market Value Index
 and  the  Housewares  Index - Media General  Industry  Group.   The
 comparisons  in  this  table are required  by  the  Securities  and
 Exchange Commission and, therefore, are not intended to forecast or be inductive of possible future performance of the Company's Common
 Stock.

                    LIFETIME HOAN CORPORATION

 Cumulative  Total Stockholders Return for the Period December 31, 1992
                   through December 31, 1997 - (See footnote 3)



                                   Nasdaq       Media
                      Lifetime     Market      General
           Period       Hoan        Index       Index
          12/31/92     100.00      100.00      100.00
          12/31/93     110.78      119.95       90.31
          12/31/94     115.70      125.94       96.72
          12/31/95     100.20      163.35      110.67
          12/31/96     127.28      202.99      149.99
          12/31/97     118.48      248.30      155.57

 Employment  Contracts and Termination of Employment and  Change-in-
 Control Arrangements

       Effective  April  7,  1996,  the  Company  entered  into  new employment  agreements with Messrs. Cohen and Siegel providing  for annual salaries of $700,000 and $400,000, respectively, and for the payment to them of bonuses pursuant to the Company's 1996 Incentive
 Bonus  Compensation Plan.  The employment agreements will  continue in force until April 6, 1999, and thereafter for additional periods of  one  year  unless  terminated by  either  the  Company  or  the executive.  The  agreements contain, among other  things,  standard fringe benefit arrangements, such as disability benefits, insurance and  an  accountable  expense allowance. The employment  agreements
 also   provide   that  if  the  Company  is  merged  or   otherwise
 consolidated  with any other organization or substantially  all  of the  assets  of the Company are sold or control of the Company  has changed  (the transfer of 50% or more of the outstanding  stock  of the  Company)  which is followed by: (i) the termination  of  their respective  employment agreements, other than for cause;  (ii)  the diminution  of their duties or change in executive position;  (iii)
 the   diminution  of  their  compensation  (other  than  a  general reduction  to  all  employees); or (iv)  the  relocation  of  their
 principal  place  of  employment  to  other  than  the   New   York
 Metropolitan Area, the Company is obligated to pay to  such  person or  his  estate the base salary required pursuant to the employment agreement  for  the balance of the term. The employment  agreements also  contain  restrictive covenants preventing each of  them  from competing  with  the Company for a period of five  years  from  the earlier of the termination of such person's employment (other  than a  termination  by the Company without cause) or the expiration  of the employment agreement.

       Effective April 7, 1997, Mr. Phillips and the Company entered into an agreement providing for Mr. Phillip's employment by the Company as its Vice-President-Manufacturing at an annual salary of $175,000. The agreement contains, among other things, standard fringe benefit arrangements, such as disability benefits, insurance and an accountable expense allowance.

 1996 Incentive Bonus Compensation Plan

       The  Company  has adopted a 1996 Incentive Bonus Compensation
 Plan (the "Bonus Plan"). The Bonus Plan provides for the award of a bonus, with respect to each of the ten fiscal years of the Company beginning with the 1996 fiscal year, to the President and the Executive Vice President of the Company providing they are then in the employ of the Company. The bonus payable to each executive
 (an "Executive") is an amount equal to 3.5% of net income of the Company for the year, before any provision for (i) compensation payable to either of the Executives, including incentive bonus compensation payable under the Bonus Plan for the year, or (ii) stock options exercised during such year under the Company's ISO
 Plan, (iii) extraordinary items, all as determined and calculated by the Company's independent auditors using the same principles, methods and conventions which shall then be used in the preparation of the Company's audited financial statements, or (iv) any charges for taxes.

       The  Compensation Committee may authorize the advance to  the
 Executive  of  an  amount  equal to  80%  of  the  incentive  bonus
 compensation  that  was  payable  to  the  Executive   (after   any
 applicable  withholding)  with respect  to  the  immediately  prior
 fiscal  year.   In  the  event  the  Executive's  incentive   bonus
 compensation,  as  finally determined with respect  to  the  fiscal year, is less than the amount advanced to the Executive, the excess shall be promptly refunded to the Company by the Executive or shall be  credited to the incentive bonus compensation due the  Executive for  the  following fiscal year, as determined by  the  Bonus  Plan
 Committee.

 Limitation on Directors' Liability

       The Company's Restated Certificate of Incorporation contains provisions which eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation
 Law or for any transaction from which the director derived an improper personal benefit.

       The Company has entered into indemnification agreements with its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      To the Company's knowledge, based upon the review of the copies of such reports furnished to the Company, all reports under Section
16(a) of the Securities Exchange Act of 1934 were timely filed during the fiscal year end December 31, 1997.


PROPOSAL NO. 2

       APPROVAL AND RATIFICATION OF APPOINTMENT OF AUDITORS

      Subject to stockholder approval and ratification, the Board has reappointed the firm of Ernst & Young LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the Company's financial statements since 1984. If the stockholders do not approve and ratify this appointment, other independent auditors will be considered by the Board.

      Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     The Board recommends that stockholders vote FOR the approval and ratification of the appointment of Ernst & Young, LLP.

STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the Company's
1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 6, 1999, to be included in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

           The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.
Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

           The Financial Statements for the Company are included in the Annual Report of the Company for the fiscal year ended December
31, 1997 which accompanies this Proxy Statement.

      Upon  the written request of any person who on the record  date was  a record owner of Common Stock of the Company, or who represents in  good faith that he or she was on such date a beneficial owner  of such  Common  Stock,  the Company will send to such  person,  without charge, a copy of its Annual Report on Form 10-K for the fiscal  year
ended    December  31,  1997,  including  financial  statements   and
schedules,  as  filed   with the Securities and Exchange  Commission.
Requests  for this report should be directed to Robert McNally,  Vice
President, Treasurer and CFO, Lifetime Hoan Corporation, One  Merrick
Avenue, Westbury, New York 11590.


                                     By   Order  of  the   Board   of
Directors,
                                   Craig Phillips, Secretary

Dated:  April 30, 1998
_______________________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
2 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the
Securities Act of 1933, as amended, or the Securities Exchange Act of
1934, whether or not made before or after the date of this Proxy
Statement and irrespective of any general incorporation language in such filing.
3 Assumes $100 invested on December 31, 1992 and assumes dividends reinvested.  Measurement points are at the last trading day of the fiscal years ended December 1997, 1996, 1995, 1994, and 1993.  The material in this chart is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the
Securities Act of 1993, as amended, or the Securities Exchange Act of
1934, whether or not made before or after the date of this Proxy
Statement and irrespective of any general incorporation language in such filing.

